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                                 EXHIBIT 99.1

                            FOR IMMEDIATE RELEASE
                            ---------------------

Hiram, Georgia. January 25, 2000. The board of directors of Community Trust Financial Services Corporation is pleased to announce that a quarterly dividend of 4 cents per share has been declared to be paid on February 7, 2001, to shareholders of record as of February 21, 2001.

Community Trust Financial Services is the parent company of Community Trust Bank, Metroplex Appraisals, Inc., Community Loan Company, and owns 49% interest in Cash Transactions L. L. C. As a publicly held company, Community Trust is a registrant with the Securities and Exchange Commission. The company's common stock is traded via the over-the-counter bulletin board with the symbol CTFV.